UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2015

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to Air Lease Corporation’s (the “Company’s”) stockholders at the 2015 Annual Meeting of Stockholders held on May 6, 2015:

1)             The election of eight directors to hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2)             The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.

3)   The advisory approval of 2014 compensation awarded to named executive officers.

Holders of our Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to, each matter are set forth below:

Election of Directors

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew J. Hart	73,050,944	299,422	138,673	11,247,313
Cheryl Gordon Krongard	71,225,558	2,125,981	137,500	11,247,313
Marshall O. Larsen	73,046,323	304,068	138,648	11,247,313
Robert A. Milton	71,032,101	2,318,645	138,293	11,247,313
John L. Plueger	73,206,632	143,466	138,941	11,247,313
Ian M. Saines	73,191,369	159,210	138,460	11,247,313
Dr. Ronald D. Sugar	69,915,861	3,435,481	137,697	11,247,313
Steven F. Udvar-Házy	71,426,835	1,726,667	335,537	11,247,313

The eight nominees were elected to the Board of Directors and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Ratification of KPMG LLP as Air Lease Corporation’s Independent Registered Public Accounting Firm for 2015

The results of the voting were 84,563,576 for, 76,164 against and 96,612 abstentions. There were no broker non-votes on this matter. The appointment of KPMG LLP was ratified for 2015.

Advisory Approval of 2014 Compensation Awarded to Named Executive Officers

The results of the voting were 51,812,030 for, 21,454,680 against, 222,329 abstentions and 11,247,313 broker non-votes. The 2014 compensation awarded to Air Lease Corporation’s named executive officers was approved on an advisory basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION
Date: May 8, 2015	/s/ Carol H. Forsyte
Carol H. Forsyte
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer